SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

June 4, 2013

Date of Report (Date of Earliest Event Reported)

Iron Eagle Group, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-22965	27-1922514
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

61 West 62nd Street, Suite 23F
New York, New York	10023
(Address of principal executive offices)	(Zip Code)

(888) 481-4445

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02:  Termination of a Material Definitive Agreement.

On June 4, 2013, the registrant completed the transfer of 100% of Tru-Val Electric Corporation, an electrical contractor, to Chris Totaro, who previously owned Tru-Val Electric.  Pursuant to the transfer agreement, the registrant has executed and delivered a promissory note to Mr. Totaro for $81,688, which is to be paid within seven days of the date in which any capital raised by the registrant is in excess of $250,000.  In return, Mr. Totaro will be returning all of his common and preferred shares of the registrant.  There are no material early termination penalties incurred by the registrant.

We mutually agreed to separate the companies because we believe that Tru-Val will be best operated as a private company without the public company overhead and restrictions.

Item 9.01:  Financial Statements and Exhibits

Exhibits

No.

Description

Ex 10

Iron Eagle/ Tru-Val transfer agreement

Ex 99.1

Iron Eagle Press Release dated June 4, 2013

Ex 99.2

Iron Eagle promissory note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Iron Eagle Group, Inc.

By:      /s/ Jason M. Shapiro

            Jason M. Shapiro

            Chief Financial Officer

Dated:  June 4, 2013